File No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

H&R BLOCK, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	44-0607856
(State of Incorporation)	(I.R.S. Employer Identification No.)

4400 Main Street
Kansas City, Missouri 64111
(Address of Principal Executive Offices)

1999 STOCK OPTION PLAN FOR SEASONAL EMPLOYEES
(Full Title of Plan)

Bret G. Wilson, Vice President and Secretary
H&R Block, Inc.
4400 Main Street
Kansas City, Missouri 64111
816-753-6900
(Name, address, and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, without par value	3,000,000	$ 48.165(3)	$144,495,000	$18,307.52
Total	3,000,000		$144,495,000	$18,307.52

(1)     Plus such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the registrant’s 1999 Stock Option Plan for Seasonal Employees.
(2)    Calculated in accordance with the provisions of Rule 457(h)(1) pertaining to employee stock option plans.
(3)    Estimated pursuant to Rule 457(c) and (h), and based on the average of the high and low prices on September 13, 2004, as reported by the New York Stock Exchange.

PURPOSE OF REGISTRATION STATEMENT

        This Registration Statement is being filed in accordance with General Instruction E. of Form S-8. Under Registrant's Registration Statement on Form S-8 (No. 333-42738), 6,000,000 shares (12,000,000 post-split) of Common Stock, without par value ("Common Stock"), of H&R Block, Inc. (the "Registrant") were registered for issuance under the H&R Block, Inc. 1999 Stock Option Plan for Seasonal Employees (the "Plan"). Under Registrant's Registration Statement on Form S-8 (No. 333-70400), 8,000,000 additional shares of Common Stock were registered for issuance under the Plan. In June 2004, the Board of Directors of Registrant approved an amendment of the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to the Plan from 20,000,000 to 23,000,000. Such amendment was approved at the Registrant's annual meeting of shareholders on September 8, 2004. This Registration Statement covers the additional 3,000,000 shares of Common Stock that may be issued under the Plan in accordance with the amendment to the Plan described above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. EXHIBITS.

        The exhibits filed as part of the Registration Statement are as follows:

4.1	Restated Articles of Incorporation of H&R Block, Inc., as amended and restated as of September 8, 2004.

4.2	Amended and Restated Bylaws of H&R Block, Inc., as amended and restated as of June 9, 2004, filed as Exhibit 3.3 to the Registrant's annual report on Form 10-K for the year ended April 30, 2004, are incorporated by reference.

5	Opinion of counsel as to the legality of the securities being registered and the consent of such counsel.

23.1	The consent of KPMG LLP, Independent Registered Public Accounting Firm (the consent of counsel is contained in the opinion filed as Exhibit 5 hereto).

23.2	The consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (the consent of counsel is contained in the opinion filed as Exhibit 5 hereto). ..

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, and the State of Missouri, on this 8th day of September, 2004.

H&R BLOCK, INC. BY: /S/ Mark A. Ernst —————————————— Mark A. Ernst Chairman of the Board, President and Chief Executive Officer

_________________

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark A. Ernst and Bret G. Wilson, or either one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

_________________

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/S/	Mark A. Ernst —————————— Mark A. Ernst	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

/S/	G. Kenneth Baum —————————— G. Kenneth Baum	Director

/S/	Thomas M. Bloch —————————— Thomas M. Bloch	Director

/S/	Donna R. Ecton —————————— Donna R. Ecton	Director

/S/	Henry F. Frigon —————————— Henry F. Frigon	Director

/S/	Roger W. Hale —————————— Roger W. Hale	Director

/S/	Tom D. Seip —————————— Tom D. Seip	Director

/S/	Louis W. Smith —————————— Louis W. Smith	Director

/S/	Rayford Wilkins, Jr. —————————— Rayford Wilkins, Jr.	Director

/S/	Melanie K. Coleman —————————— Melanie K. Coleman	Vice President and Controller (principal financial officer and controller)

(Signed by each person on September 8, 2004)